Exhibit 99.1

FIRST CAPITAL BOLSTERS MANAGEMENT TEAM WITH APPOINTMENT OF

CHIEF FINANCIAL OFFICER

- Stephen M. Johnson named CFO -

NEW YORK, (April 18, 2017) – First Capital Real Estate Trust Incorporated (“First Capital”), a Maryland public non-traded real estate investment trust (“REIT”), today announced that Stephen M. Johnson has joined First Capital as Chief Financial Officer. Mr. Johnson will be responsible for overseeing all aspects of the finance function, including capital market activities, financial reporting, accounting, tax and internal audit.

“We are thrilled to add Stephen to our executive team,” said Suneet Singal, Chief Executive Officer of First Capital. “Stephen is a highly accomplished executive with significant financial expertise, including as a Chief Financial Officer. We are excited about his ability to help advance our business objectives and drive our performance.”

Mr. Johnson joins First Capital from DRW Holdings LLC (“DRW”), a multi-strategy proprietary trading firm, where he served as Head of Equity Volatility Trading Asia. Mr. Johnson brings to First Capital more than 15 years of finance and investment management experience. Prior to joining DRW, Mr. Johnson served as a Senior Portfolio Manager at Ronin Trading LLC, a proprietary derivative trading firm, from February 2014 until March 2015 and at Marquette Partners L.P., a proprietary derivative trading firm, between January 2012 and February 2014. From April 2007 to January 2013, Mr. Johnson served as Chief Financial Officer and Managing Partner at Hun Management LLC, a proprietary derivative trading firm. Mr. Johnson received a B.A. in Accounting from Michigan State University and an M.B.A. in Finance from the University of Chicago. He holds FINRA Series 24, 7, and 63 Licenses and is a CFA Level II Candidate.

About First Capital

First Capital Real Estate Trust Incorporated is a public non-traded REIT based in New York City and founded in 2012. First Capital’s portfolio consists of various assets including land development, multifamily development, gas station development, hotels and medical offices.

Forward-Looking Statements

This press release contains statements that do not relate to historical facts, but are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, continue, could, estimate, expect, indicate, intend, may, plan, possible, predict, project, pursue, will, would and other similar terms and phrases, as well as the use of the future tense. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of the business of First Capital, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of First Capital’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents incorporated by reference speak only as of the date of those documents. Unless otherwise required by law, First Capital undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Examples of forward-looking statements in this release include, but are not limited to, Mr. Johnson’s ability to help advance First Capital’s business objectives and drive First Capital’s performance.

Media Contacts

Jason Chudoba and Sarah Bicknell

Jason.Chudoba@icrinc.com, 646-277-1249

Investor Contact

Vance Edelson

Vance.edelson@icrinc.com, 646-277-1229